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For Ministry Use Only                          Ontario Corporation Number
a l'usage exclusif du ministere                Numero de la societe en Ontario

                                                          1269226

(GOVERNMENT OF ONTARIO EMBLEM)
Ministry of                                Ministere des Services
Consumer and                               au consommateurs
Business Services                          et aux entreprise
CERTIFICATE                                CERTIFICAT
This is to certify that these articles     Ceci certifie que les presents status
are effective on                           entrent en vigueur le

                                May 10     Mai, 2004

                                      /s/
                              Director/Directrice
           Business Corporations Act/Loi sur les societes par actions

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                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les societes par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale actuelle de la societe
     (ecrire en LETTRES MAJUSCULES SEULEMENT):

     VIVENTIA BIOTECH INC.

2.   The name of the corporation is changed to (if applicable):
     (Set out in BLOCK CAPITAL LETTERS)
     Nouvelle denomination sociale de la societe) (s'il y a lieu)
     (ecrire en LETTRES MAJUSCULES SEULEMENT):

3.   Date of incorporation/amalgamation:
     Date de la constitution ou de la fusion:

                                1997, August, 25
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                               (Year, Month, Day)
                              (annee, mois, jour)

4. COMPLETE ONLY IF THERE IS A CHANGE IN THE NUMBER OF DIRECTORS OR THE MINIMUM / MAXIMUM NUMBER OF DIRECTORS.
     IL FAUT REMPLIR CETTE PARTIE SEULEMENT SI LE NOMBRE D'ADMINISTRATEURS OU SI LE NOMBRE MINIMAL OU MAXIMAL D'ADMINISTRATEURS A CHANGE.

     Number of directors is/are:  OR   minimum and maximum number of
                                       directors is/are:
     Nombre d'administrateurs:    OU   nombre minimum et maximum
                                       d'administrateurs:

     Number                       OR   minimum and maximum
     Nombre                       OU   minimum et maximum

     ------                            -------------------

5.   The articles of the corporation are amended as follows:
     Les statuts de la societe sont modifies de la facon suivante:

07119 (03/2003)
   DSG 04/2003
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the Company is hereby authorized and directed to amend its articles as follows:

(a) the certificate and articles of the Company are amended to change each issued and outstanding ten (10) common shares into one (1) issued and outstanding common share, such that the currently issued and outstanding 291,864,627 common shares of the Company are changed into approximately 29,186,463 common shares.

(b) if the consolidation would otherwise result in the issuance of a fractional share, no fractional share will be issued but rather the number of shares registered in the name of the shareholder shall be rounded up to the nearest whole share for registered shareholders holding 0.50 or more fractional shares and shall be rounded down to the nearest whole share for any registered shareholder holding 0.49 or less fractional shares without any payment or other compensation being made to any shareholder in respect thereof.


6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
     La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

7. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

                                 2004, May,  7
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                               (Year, Month, Day)
                              (annee, mois, jour)

These articles are signed in duplicate.
Les presents statuts sont signes en double exemplaire.


                             VIVENTIA BIOTECH INC.

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     (Name of Corporation) (If the name is to be changed by these articles set out current name)
  (Denomination sociale de la societe) (Si l'on demande un changement de nom, indiquer ci-dessus la denomination sociale actuelle).


By/
Par:
                  /s/                        Chief Financial Officer & Secretary
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              (Signature)                          (Description of Office)
              (Signature)                                (Fonction)

07119 (03/2003)
    DSG 04/2003